Exhibit 99.2

February 12, 2018 PPBI announces significant Los Angeles-based acquisition (NASDAQ: PPBI) Acquiring (OTC Pink: GPNC)

Forward-Looking Statements and Where to Find Additional Information Forward Looking Statements This investor presentation may contain forward-looking statements regarding Pacific Premier Bancorp, Inc. ("PPBI"), including its wholly owned subsidiary Pacific Premier Bank (“Pacific Premier”), Grandpoint Capital, Inc. (“Grandpoint"), including its wholly owned subsidiary Grandpoint Bank, and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition; conditions to the closing of the acquisition may not be satisfied; the shareholders of Grandpoint may fail to provide the requisite consents to approve the consummation of the acquisition; and PPBI’s shareholders may fail to approve the issuance of PPBI’s common stock in connection with the proposed acquisition. Annualized, pro forma, projected and estimated numbers in this investor presentation are used for illustrative purposes only, are not forecasts and may not reflect actual results. PPBI and Grandpoint undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Additional Information About the Merger This investor presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition transaction, PPBI will file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") that will include a consent solicitation and proxy statement/prospectus to be distributed to the shareholders of Grandpoint and PPBI in connection with their vote on the acquisition. SHAREHOLDERS OF GRANDPOINT AND PPBI ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE CONSENT SOLICITATION AND PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final consent solicitation and proxy statement/prospectus will be mailed to shareholders of Grandpoint and Pacific Premier. Investors and security holders will be able to obtain the documents, and any other documents PPBI has filed with the SEC, free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by PPBI will be available free of charge by (1) accessing PPBI’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings”, (2) writing PPBI at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations, or (3) writing Grandpoint at 333 South Grand Avenue, Los Angeles, CA 90071, Attention: Corporate Secretary. The directors, executive officers and certain other members of management and employees of PPBI may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about Pacific Premier’s directors and executive officers is included in the proxy statement for its 2017 annual meeting of Pacific Premier’s shareholders, which was filed with the SEC on April 27, 2017. The directors, executive officers and certain other members of management and employees of Grandpoint may also be deemed to be participants in the solicitation of consents in favor of the acquisition from the shareholders of Grandpoint. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the consent solicitation and proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Transaction Highlights

Pro forma assets of approximately $11.7 billion at close while deepening our Southern California market presence

Compelling Strategic Rationale

- Grandpoint is a business bank headquartered in Los Angeles, CA
- Continues to build our Southern CA market presence and expands into attractive AZ and WA markets
- A significant transaction to accelerate our growth and strengthen our operating scale and efficiency
- Attractive transaction valuation for a sizable opportunity within a top tier market
- Continues to create scarcity value and enhances our profile within highly desirable banking markets

Significant Opportunities for Continued Growth

- Acquiring more than $2 billion of non-maturity deposits
- Core funding will support and fuel continued organic loan growth
- Established track record of excellent credit quality on both sides
- Attractive pro forma deposit portfolio profile with ~40% noninterest bearing demand

Attractive Financial Metrics

- Immediately accretive to EPS in 2018 and 8.6% accretive to 2019 EPS(1)
- Tangible book value earn-back of 1.2 years
- IRR greater than 20%
- All-stock consideration generates strong pro forma capital ratios to support growth

Financial data as of December 31, 2017

(1) Based on street consensus EPS estimates for 2018 and 2019 for PPBI, excludes non-recurring merger related expenses

2

Overview of Grandpoint Capital Source: SNL Financial Note: All dollars in thousands Southern California is defined as Orange, Los Angeles - Riverside, San Bernardino, and San Diego counties. Excludes administrative branches Adjusted to reflect the impact of certain non-recurring, one-time charges Deposits as of June 30, 2017 Deposits by County(3) Company Highlights Southern California Deposit Footprint(1) PPBI (20) Grandpoint (10) Headquartered in Los Angeles, CA 14 branch locations including three in Arizona and one in Washington Business banking focus with: $3.2 billion of assets and $2.4 billion of loans $2.4 billion of total deposits (89% non-maturity) ROAA of 1.03(2) and NPAs / Assets of 0.36% Significant presence in the highly desirable Los Angeles marketplace Non-California Deposit Footprint Grandpoint (1) Grandpoint (3) Deposits PPBI GPNC Pro Forma Branches Orange $2,514,905 $189,559 $2,704,464 6 Los Angeles 425,710 1,145,692 1,571,402 9 San Diego 197,047 465,276 662,323 7 Pima (AZ) - 293,357 293,357 2 Maricopa (AZ) - 256,939 256,939 1 Clark (WA) - 121,246 121,246 1 Other 2,918,548 - 2,918,548 21 Total $6,056,210 $2,472,069 $8,528,279 47

Consideration Fixed exchange ratio of 0.4750x and 100% stock consideration Grandpoint shareholders to receive 15,758,089 shares of PPBI Pro forma ownership at close of approximately 75% for PPBI and 25% for Grandpoint Aggregate consideration value of $641.2 million (including stock options), or $18.57 per common share(1) Grandpoint stock options will be cashed-out for in-the-money value of approximately $25.1 million Additional Transaction Details Closing expected in early Q3 2018 Estimated cost savings of 40% of Grandpoint’s non-interest expense fully phased-in by the end of Q4 2018 Aggregate fair value mark of 1.35% of gross loans, or $33.3 million Pre-tax one-time merger related expenses of approximately $31.9 million CDI of approximately 2.15% of non-maturity deposits, or $45.2 million Value of consideration based on PPBI’s closing price of $39.10 on February 9, 2018, consideration to common shareholders valued at $616.1 million Adjusted to reflect the impact of certain non-recurring one-time charges Based on street consensus for 2018 and 2019 Based on the cross-over methodology Transaction Assumptions and Pro Forma Impacts Price to LTM earnings per share of 18.7x(2) Price to tangible book value per share of 212% Immediately accretive to EPS (4.6% in 2018) and 8.6% accretive in 2019(3) Earn-back period of 1.2 years(4) (2.4% dilutive to tangible book value per share at close) Valuation and Impacts

Pro Forma Loans & Deposits

Grandpoint's low-cost deposit base is an excellent fit with PPBI's asset origination strength

Diversified Combined Loan Portfolio

PPBI



OO-CRE 21%
C&I 18%
Farm & Ag. 4%
Franchise 11%
SBA 3%
Consumer and Other 1%
Construction 5%
1-4 Family 4%
Multi-Family 13%
NOO-CRE 20%

$6.2B Loans
5.48% Yield on Loans

Grandpoint



NOO-CRE 27%
OO-CRE 13%
C&I 10%
SBA 5%
Consumer and Other 2%
Construction 6%
1-4 Family 7%
Multi-Family 30%

$2.4B Loans
4.69% Yield on Loans

Combined



OO-CRE 19%
C&I 15%
Farm & Ag. 3%
Franchise 8%
SBA 3%
Consumer and Other 2%
Construction 5%
1-4 Family 5%
Multi-Family 18%
NOO-CRE 22%

$8.6B Loans
5.26% Yield on Loans

Strong Core Deposit Base

PPBI



Noninterest-Bearing Demand 36.6%
Interest Bearning Demand 6.0%
Money Mkt. and Savings 39.6%
Time Deposits 12.6%
Wholesale CDs 5.2%

$6.1B Deposits
0.32% Cost of Deposits

Grandpoint



Noninterest-Bearing Demand 45.9%
Interest Bearning Demand 6.1%
Money Mkt. and Savings 37.4%
Time Deposits 3.7%
Wholesale CDs 6.9%

$2.4B Deposits
0.34% Cost of Deposits

Combined



Noninterest-Bearing Demand 39.2%
Interest Bearning Demand 6.0%
Money Mkt. and Savings 39.0%
Time Deposits 10.1%
Wholesale CDs 5.7%

$8.5B Deposits
0.33% Cost of Deposits

As of December 31, 2017
Source: Based on data from management for both PPBI and Grandpoint
Note: All dollars in thousands

5

Enhanced Scarcity Value in Southern California

The combination of PPBI and Grandpoint would become the 2nd largest publicly-traded bank headquartered in Southern California (1)

Listed below are the fifteen largest banks and thrifts headquartered in Southern California(1)

	Company Name	Ticker	Exchange	Total Assets ($M)	Market Cap. ($M)	Loans / Deposits (%)	Deposit Mix: Non-Int. Bearing (%)	Deposit Mix: Non-Maturity (%)
1	PacWest Bancorp	PACW	NASDAQ	24,995	6,645	90.0	45.1	89.1
2	*Pro Forma PPBI+Grandpoint (2)*	*PPBI*	*--*	*11,703*	*--*	*101.2*	*39.2*	*84.2*
2	Banc of California, Inc.	BANC	NYSE	10,328	966	91.3	14.7	99.0
3	BofI Holding, Inc.	BOFI	NASDAQ	8,916	2,181	107.1	12.2	88.3
4	CVB Financial Corp.	CVBF	NASDAQ	8,271	2,478	73.8	58.8	94.1
5	Pacific Premier Bancorp, Inc.	PPBI	NASDAQ	8,025	1,808	101.8	36.6	82.2
6	Opus Bank	OPB	NASDAQ	7,487	972	87.0	13.8	93.5
7	Farmers & Merchants Bank of Long Beach	FMBL	OTCQB	6,992	1,046	72.2	37.6	85.2
8	First Foundation Inc.	FFWM	NASDAQ	4,541	694	106.4	31.9	73.8
9	Community Bank	CYHT	OTC Pink	3,747	587	95.8	41.2	82.7
10	Grandpoint Capital, Inc.	GPNC	OTC Pink	3,194	663	99.4	45.9	89.4
11	American Business Bank	AMBZ	OTC Pink	1,874	309	56.1	52.7	97.4
12	Pacific Mercantile Bancorp	PMBC	NASDAQ	1,323	200	93.7	29.7	68.3
13	Provident Financial Holdings, Inc.	PROV	NASDAQ	1,162	136	98.5	8.5	72.8
14	Malaga Financial Corporation	MLGF	OTC Pink	1,041	193	126.6	15.6	65.1
15	Seacoast Commerce Banc Holdings	SCBH	OTC Pink	939	183	57.8	41.0	93.6
	Median			**5,766**	**694**	**94.7**	**37.1**	**86.8**

Market data as of February 9, 2018
Source: SNL Financial for the most recent quarter
(1) Defined as banks with shares listed on the NYSE, NASDAQ or OTC exchanges, excluding ethnic focused banking institutions, sorted by total assets
(2) Total assets shown as of pro forma at close and are inclusive of merger adjustments

6

Summary Create a franchise with assets of $11.7 billion and attractive upside potential Operational scale and efficiencies as a larger organization Combined company better positioned for growth – ability to attract talent and customers Increases non-maturity deposits by $2.0 billion, non-maturity deposits will total 84% of all deposits pro forma More diversified balance sheet – geography and customers Logical geographic fit Further builds on our existing Southern California market presence Expands PPBI into the attractive Phoenix and Tucson, Arizona markets and Vancouver, Washington Prepared to cross $10 billion Preparing to transition for two years – compliance with DFAST, ERM, Audit, Model Risk Management, Cybersecurity, BSA/AML, Compliance, and Third-Party Risk Management substantially complete Continue to strengthen and deepen the management team across the organization On-going enhancements of internal controls and process to keep pace with our growth Due to the combined client base, limitations on interchange fees expected to have an immaterial impact on results Stronger position to evaluate alternatives on a combined basis Enhanced scarcity value for combined company Strategically Attractive Transaction, Compelling Financial Metrics, Track Record of Successful M&A

Appendix Materials

Source: Public filings and company projections As of December 31, 2017 At close Non-GAAP, please see GAAP reconciliation on page 10 Capital Ratios PPBI GPNC Pro Forma (1) Tangible Common Equity Ratio (2) 9.4% 9.3% 9.3% Leverage Ratio 10.7% 9.4% 9.8% Common Equity Tier-1 Ratio (CET-1) 10.6% 10.6% 10.7% Tier-1 Ratio 10.9% 10.8% 10.9% Risk Based Capital Ratio 12.6% 11.5% 12.1%

Source: SNL Financial, company projections Note: All dollars in thousands At close Tangible common equity to tangible assets (the “tangible common equity ratio”) and tangible book value per share are a non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders’ equity and dividing by tangible assts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the on-GAAP measure of tangible common equity ratio to the GAAP measure of common equity ratio and tangible book value per share to the GAAP measure of book value per share are set forth below. Non-GAAP Financial Measures PPBI - 12/31/17 Pro Forma (1) Common Stockholders' Equity 1,241,996 $ 1,892,358 $ Less: Intangible Assets 536,343 882,352 Tangible Common Equity 705,653 $ 1,010,006 $ Common Shares Outstanding 46,245,050 62,674,089 Book Value Per Share 26.86 $ 30.19 $ Less: Intangible Assets Per Share 11.60 14.08 Tangible Book Value Per Share 15.26 $ 16.12 $ Total Assets 8,024,501 $ 11,702,651 $ Less: Intangible Assets 536,343 882,352 Tangible Assets 7,488,158 $ 10,820,299 $ Tangible Common Equity Ratio 9.4% 9.3%